EXHIBIT 99.1

INVESTOR RELATIONS UPDATE

JANUARY 23, 2013

General Comments

•

2013 Capacity Guidance - 2013 total system capacity is expected to be up approximately 3 percent vs. 2012 primarily due to larger gauge aircraft replacing smaller gauge legacy 737 aircraft and more long-haul international flying. Domestic capacity is expected to be up approximately 3 percent and international up approximately 3.5 percent.

•	Cash - As of December 31, 2012, the Company had $2.71 billion in total cash and investments, of which $336 million was restricted.

•

Fuel - For the first quarter 2013, the Company anticipates paying an average of between $3.16 and $3.21 per gallon of mainline jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.

•

Profit Sharing / CASM - Profit sharing equals approximately 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.

•

Cargo / Other Revenue - Includes cargo revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, and inflight service revenues.

•

Taxes / NOL - As of December 31, 2012, net operating losses (NOL) available for use by the Company are approximately $1.5 billion, all of which are expected to be available for use in 2013. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of December 31, 2012, the valuation allowances associated with federal and state NOL approximated $88 million and $40 million, respectively. In accordance with generally accepted accounting principles, future utilization of the NOL reduces our deferred tax asset which in turn results in the release of our valuation allowance which offsets the Company’s tax provision dollar for dollar.

For the full year 2012, the Company did not record federal income tax expense. State income tax expense related to certain states where NOL may be limited or not available to be used was nominal.

To the extent profitable in 2013, the Company will use NOL to reduce its federal and state taxable income. The Company presently estimates that utilization of approximately $250 million of NOL will result in the full release of its remaining valuation allowance associated with federal income taxes. Accordingly, the Company may recognize non-cash federal income tax expense in 2013.

The Company may be obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used. When profitable the Company is ordinarily subject to AMT. However as the result of a special tax election made in 2009, the Company expects to be able to utilize AMT NOL to offset AMT taxable income, if profitable in 2013.

Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE

JANUARY 23, 2013

Mainline Comments

•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline Guidance	1Q13E	2Q13E	3Q13E	4Q13E	FY13E
Available Seat Miles (ASMs) (bil)	~17.8	~20.0	~20.4	~18.8	~77.0
CASM ex fuel, special items and profit sharing (YOY % change)[1]	+2% to +4%	-1% to +1%	-1% to +1%	-4% to -6%	-2% to +0%

Cargo Revenues ($ mil)	~40	~40	~40	~40	~160
Other Revenues	~350	~355	~340	~345	~1,390

Percent Hedged	—	—	—	—	—
Average Fuel Price (incl. taxes) ($/gal) (as of 01/22/2013)	3.16 to 3.21	3.14 to 3.19	3.13 to 3.18	3.09 to 3.14	3.13 to 3.18
Fuel Gallons Consumed (mil)	~259	~290	~298	~277	~1,124

Interest Income ($ mil)	~0	~(1)	~(1)	~0	~(2)
Interest Expense ($ mil)	~85	~85	~90	~90	~350
Other Non-Operating (Income)/Expense ex special items ($ mil)[2]	~0	~0	~0	~0	~0

Cash Flow/Capital Update ($ mil) Inflow/(Outflow)	1Q13E	2Q13E	3Q13E	4Q13E	FY13E
Cash Capex (non-aircraft)	~(52)	~(40)	~(35)	~(43)	~(170)
Net aircraft Capex and PDPs	~(49)	~(77)	~(39)	~2	~(164)

Net Other Cash Flow Adjustments[3]	~(113)	~(71)	~(50)	~(118)	~(352)

Notes:

1.	CASM ex fuel, special items and profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document
2.	Other Non-Operating (Income)/Expense ex special items includes primarily gains and losses from foreign currency and the disposition of assets
3.	Debt principal repayment, aircraft refinancing, non-cash bond discount amortization/interest deferrals (included in interest expense), and other non-cash items

Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE

JANUARY 23, 2013

Express Comments

•

US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.

•	Express CASM is expected to be up 3% to 5% in 2013 primarily due to contractual rate increases and also scheduled aircraft maintenance at the Company’s wholly-owned carrier PSA.

Express Guidance

	1Q13E	2Q13E	3Q13E	4Q13E	FY13E
Available Seat Miles (ASMs) (bil)	~3.40	~3.53	~3.57	~3.53	~14.03
CASM ex fuel and special items (YOY % change) [1]	-1% to +1%	+3% to +5%	+6% to +8%	+4% to +6%	+3% to +5%
Average Fuel Price (incl. taxes) ($/gal)	3.18 to 3.23	3.18 to 3.23	3.16 to 3.21	3.12 to 3.17	3.16 to 3.21
Fuel Gallons Consumed (mil)	~82	~85	~87	~86	~340

Express Carriers
Air Wisconsin Airlines Corporation	PSA Airlines, Inc.[2]
Chautauqua Airlines, Inc.	Republic Airline, Inc.
Mesa Airlines, Inc.[3]	SkyWest Airlines, Inc.
Piedmont Airlines, Inc. [2]	Trans States Airlines, Inc.[4]

Notes:

1.	CASM ex fuel expense and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Wholly owned subsidiary of US Airways Group, Inc.
3.	Subsidiary of Mesa Air Group, Inc.
4.	Pro-rate agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE

JANUARY 23, 2013

Fleet Comments

•

The Company recently reached an agreement to acquire five Embraer 190 aircraft from Republic Airlines. These aircraft would replace certain regional aircraft and not result in incremental fleet growth. The first three of these aircraft went into service during the fourth quarter of 2012, with the final deliveries expected in the first quarter of 2013.

•	The Company expects to take delivery of 21 new Airbus aircraft in 2013 (16 A321 aircraft and five A330-200 aircraft) and expects to retire 18 737-400 aircraft and 3 older A320 aircraft.

Mainline Fleet Update (End of Period)
	YE12A	1Q13E	2Q13E	3Q13E	4Q13E
Mainline
EMB-190	18	20	20	20	20
B737-400	32	32	26	18	14
A319	93	93	93	93	93
A320	72	72	72	72	69
A321	75	79	83	88	91
A330-200	7	7	9	10	12
A330-300	9	9	9	9	9
B757	24	24	24	24	24
B767	10	10	10	10	10

Total	340	346	346	344	342

Express Fleet Update (End of Period)
	YE12A	1Q13E	2Q13E	3Q13E	4Q13E
Express
DH8	44	44	43	42	41
CRJ-200	119	119	119	119	119
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	282	282	281	280	279

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING

JANUARY 23, 2013

•

The estimated weighted average shares outstanding for the remainder of the year are listed below. The interest addback to net income for purposes of computing diluted earnings per share is net of the related effect of profit sharing and tax effects.

2013 Shares Outstanding ($ and shares mil)[1]	Basic	Diluted	Interest Addback

For Q1-Q4 2013
Earnings above $56	163.3	207.4	$8
Earnings between $34 and $56	163.3	207.2	$8
Earnings up to $34	163.3	169.5	—
Net Loss	163.3	163.3	—

For FY 2013 (Average)
Earnings above $207	163.3	207.4	$28
Earnings between $126 and $207	163.3	207.2	$28
Earnings up to $126	163.3	169.5	—
Net loss	163.3	163.3	—

Notes:	1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

2013 GAAP to Non-GAAP RECONCILIATION

JANUARY 23, 2013

Reconciliation of GAAP to Non-GAAP Financial Information

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel and special items is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	GAAP to Non-GAAP Reconciliation ($ mil except ASM and CASM data)
	1Q13 Range		2Q13 Range		3Q13 Range		4Q13 Range		FY13 Range
	Low	High	Low	High	Low	High	Low	High	Low	High
Mainline
Mainline operating expenses[1]	$2,400	$2,444	$2,544	$2,592	$2,538	$2,586	$2,399	$2,445	$9,849	$10,034
Less mainline fuel	818	831	911	925	933	948	856	870	3,518	3,574
Less special items	—	—	—	—	—	—	—	—	—	—
Less profit sharing	—	—	—	—	—	—	—	—	—	—

Mainline operating expense excluding fuel, special items and profit sharing	1,581	1,612	1,634	1,667	1,606	1,638	1,543	1,576	6,331	6,460
Mainline CASM (cts)	13.48	13.73	12.72	12.96	12.44	12.67	12.76	13.01	12.79	13.03
Mainline CASM excluding fuel, special items and profit sharing (Non-GAAP) (cts)	8.88	9.06	8.17	8.33	7.87	8.03	8.21	8.38	8.22	8.39

Mainline ASMs (bil)	17.8	17.8	20.0	20.0	20.4	20.4	18.8	18.8	77.0	77.0

Express
Express operating expenses	$777	$791	$786	$801	$804	$818	$802	$817	$3,168	$3,226
Less express fuel expense	261	265	270	275	275	279	268	273	1,074	1,091
Less special items	—	—	—	—	—	—	—	—	—	—

Express operating expenses excluding fuel and special items	516	526	516	526	529	539	534	544	2,094	2,135
Express CASM (cts)	22.85	23.27	22.27	22.68	22.51	22.91	22.72	23.14	22.58	22.99
Express CASM excluding fuel and special items (Non-GAAP) (cts)	15.18	15.48	14.62	14.90	14.81	15.09	15.12	15.41	14.92	15.21
Express ASMs (bil)	3.40	3.40	3.53	3.53	3.57	3.57	3.53	3.53	14.03	14.03

Notes: Amounts may not recalculate due to rounding.

(1)	Forecasted mainline operating expenses exclude profit sharing.

Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS

JANUARY 23, 2013

FORWARD-LOOKING STATEMENTS

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports or focus city; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company’s business model the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company’s ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2012 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

Please refer to the footnotes and the forward looking statements page of this document for additional information